Exhibit 1.1

Grupo Simec, S.A.B. de C.V.

[         ] Series B Common Shares
In the form of Series B Common Shares or American Depositary Shares each representing three Series B Common Shares
Plus an option to purchase from the Company up to [      ]
additional Series B Common Shares or American Depositary Shares
each representing three Series B Common Shares to cover over-allotments

Underwriting Agreement

New York, New York
, 2007

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Grupo Simec, S.A.B. de C.V., a corporation (sociedad anónima bursátil de capital variable) duly organized and validly existing under the laws of Mexico (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, an aggregate of [ ] Series B Common Shares, no par value (“Series B Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to [                   ] additional Series B Shares solely to cover over-allotments, if any (the “Option Shares” and, together with the Underwritten Shares, the “Shares”).

It is understood that the Company is concurrently entering into an underwriting agreement (the “Mexican Underwriting Agreement” and, together with this Underwriting Agreement, the “Global Underwriting Agreements”) providing for the sale to Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, and IXE Casa de Bolsa, S.A. de C.V., IXE Grupo Financiero (the “Mexican Underwriters”) by the Company of an aggregate of [   ] Series B Shares (the Series B Shares to be sold by the Company pursuant to the Mexican Underwriting Agreement being hereinafter called the “Mexican Underwritten Shares”) and providing for the grant to the Mexican Underwriters of an option to purchase from the Company up to [   ] additional Series B Shares (the “Mexican Option Shares”, together with the Option Shares, the “Global Option Shares”; the Mexican Option Shares together with the Mexican Underwritten Shares, the “Mexican Shares” and together with the Shares, the “Global Shares”).

You have advised the Company that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Series B Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of June 30, 1993, as amended and restated as of February 20, 2003 (the “Deposit Agreement”), entered into among the Company, The Bank of New York, as depositary (the “Depositary”) and all Holders and Beneficial Owners from time to time of the ADSs (as hereinafter defined) issued thereunder. Upon deposit of any Series B Shares with Nacional Financiera, S.N.C., as Mexican custodian for the Depository (the “Mexican Custodian”), the Depositary will issue American depositary shares (the “ADSs”) representing the Shares so deposited. The ADSs will be evidenced by American depositary receipts (the “ADRs”). Each ADS will represent three Series B Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Shares”, “Global Underwritten Shares”, “Option Shares”, “Global Option Shares”, “Shares”, “Mexican Underwritten Shares,” “Mexican Option Shares,” “Mexican Shares” and “Global Shares,” shall be deemed to refer, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

It is further understood and agreed that the Mexican Underwriters and the Underwriters (collectively, the “Global Underwriters”) have entered into an Agreement Between Underwriters and the Mexican Underwriters dated as of the date hereof (the “Agreement Between Underwriters and Mexican Underwriters”), pursuant to which, among other things, the Mexican Underwriters may purchase from the Underwriters a portion of the Securities to be sold pursuant to this Underwriting Agreement and the Underwriters may purchase from the Mexican Underwriters a portion of the Mexican Securities to be sold pursuant to the Mexican Underwriting Agreement.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 24 hereof.

1.  Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)  Registration. The Company has prepared and filed with the Commission a registration statement (file number 333-138239) on Form F-l, including the related International Preliminary Prospectus, for registration under the Act of the offering and sale of the Global Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related International Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a Final International Prospectus in accordance with Rule 424(b). As filed, such Final International Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest International Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Global Shares: one form of prospectus relating to the Shares, which are to be offered and sold outside of Mexico, and one form of prospectus relating to the Mexican Shares, which are to be offered and sold in Mexico. The Mexican Prospectus does not and will not, as of the date of the Mexican Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Mexican Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, in being understood and agreed that the only such information is that described in Section 8 hereof.

(b)  No Material Misstatements or Omissions in Registration Statement. On the Effective Date, the Registration Statement did, and when the International Prospectus is first filed in accordance with Rule 424(b) and the Closing Date (as defined herein) and on any date on which Global Option Shares are purchased, if such date is not the Closing Date (a “Settlement Date”), the International Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement and the ADR Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the International Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the ADR Registration Statement, the Disclosure Package or the International Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the ADR Registration Statement, the Disclosure Package or the International Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)  ADR Registration Statement. The Company has filed with the Commission a registration statement (file number 333-48173) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did or will comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)  Deposit Agreement. Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, including deposit with the Mexican Custodian, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Global Underwriters of the Global Shares, and payment therefor, pursuant to the Global Underwriting Agreements, the Underwriters will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(e)  No Material Misstatements or Omissions in Disclosure Package. As of the date hereof and as of the Closing Date, (i) the Disclosure Package and the price to the public, the number of Global Underwritten Shares (defined as the Underwritten Shares together with the Mexican Underwritten Shares) and the number of Global Option Shares, to be included on the cover page of the prospectus when taken together as a whole, and (ii) each electronic roadshow when taken together as a whole with the Disclosure Package, and the price to the public, the number of Global Underwritten Shares and the number of Global Option Shares, to be included on the cover page of the prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)  Company not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)  Conformity with Registration Statement and ADR Registration Statement. Any Issuer Free Writing Prospectus prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement and the ADR Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(h)  Formation and Qualification of the Company. The Company has been duly incorporated and is a validly existing corporation (sociedad anónima bursátil de capital variable), under the laws of Mexico with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the International Prospectus. The Company does not have operations directly in any jurisdiction in which its ownership or leasing of property or the conduct of its business required it to be in good standing as a foreign corporation.

(i)  Capitalization. The Company’s authorized equity capitalization is as set forth in the International Preliminary Prospectus and the International Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the International Prospectus; all outstanding Series B Shares (including the Global Shares to be sold pursuant to the Global Underwriting Agreements) have been duly and validly authorized and issued and as of the date hereof, except for the Global Shares, are fully subscribed, paid and non-assessable (liberadas); the Global Shares have been duly and validly authorized, and, when the Global Shares are delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement or the Mexican Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the International Preliminary Prospectus and the International Prospectus and will be validly issued, fully paid and non-assessable (liberadas); the ADSs are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the American Stock Exchange; the certificates for the Series B Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the International Preliminary Prospectus and the International Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(j)  No Restrictions. There are no restrictions on subsequent transfers of the Global Shares under the laws of Mexico.

(k)  Subsidiaries. Other than the subsidiaries listed on Schedule II hereto, the Company has no “subsidiaries” as such term is defined in Regulation S-X under the Act. Each of the Company’s subsidiaries has been duly incorporated and is a validly existing corporation in good standing, where applicable, under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the International Prospectus; and , where applicable, each subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Underwriting Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or assets or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(l)  Passive Foreign Investment Company. The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2006 and does not expect to become a PFIC for the year ended December 31, 2007.

(m)  Subsidiary Capitalization. All the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure

Package and International Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n)  Contracts to be Described or Filed. There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement, the International Preliminary Prospectus or the International Prospectus, or to be filed as an exhibit to the Registration Statement or the ADR Registration Statement, which is not described or filed as required (and the International Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the International Prospectus); and the statements in the International Preliminary Prospectus and the International Prospectus under the headings “Risk Factors,” “Dividends and Dividend Policy,” “Business,” “Description of Capital Stock,” “Description of American Depositary Receipts” and “Taxation,” insofar as such statements summarize legal matters, agreements, by-laws (estatutos), documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, by-laws (estatutos), documents or proceedings.

(o)  Due Authorization. Each of the Global Underwriting Agreements and the Deposit Agreement has been duly authorized, validly executed and delivered by the Company. The Mexican Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and constitutes a legal valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (A) applicable concurso mercantil, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(p)  Investment Company. The Company is not and, after giving effect to the offering and sale of the Global Shares and the application of the proceeds thereof as described in the Preliminary Prospects and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q)  No Consents. No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, Mexico or any other foreign jurisdiction, is required in connection with the transactions contemplated herein, or in the Deposit Agreement, except (i) such as have been obtained under the Act and the Exchange Act, all of which are in full force and effect, (ii) and the Ley del Mercado de Valores (the “Mexican Securities Law”) and other applicable Mexican securities laws and regulations including the rules and regulations of the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.), including the approval to register the Global Shares in the National Securities Registry (Registro Nacional de Valores) conduct the public offering of the Mexican Shares in Mexico, all of which are in full force and effect; (iii) such as may be required under the securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Disclosure Package and the International Prospectus.

(r)  No Defaults. The Company is not (i) in violation of any provision of its charter or bylaws, or similar organizational documents; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, as applicable, which default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under the Global Underwriting Agreements or the Deposit Agreement.

(s)  No Conflicts. Neither the issue and sale of the Global Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Mexican Underwriting Agreement or of the Deposit Agreement will (i) conflict with, or result in a violation of, the charter or by-laws of the Company or any of its Subsidiaries; (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its property is subject, which will be obtained on or prior to the Closing Date; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clause (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)  No Registration Rights. No holders of securities of the Company have rights to (i) the registration of such securities under the Registration Statement, the ADR Registration Statement or the registration request filed by the Company with the CNBV, or (ii) require the Company to include such securities in the securities registered pursuant to any registration filed by the Company under the Mexican Securities Market Law or any other applicable securities legislation.

(u)  Financial Statements. The consolidated financial statements of the Company included in the International Preliminary Prospectus, the International Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and changes in financial position of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with Mexican generally accepted accounting principles, reconciled as appropriate to reflect, U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial Information” in the International Preliminary Prospectus and the International Prospectus fairly present, the information included therein, on the basis stated. The unaudited pro forma financial statements of operations included in the International Preliminary Prospectus and the International Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma condensed combined statements of operations included in the International Preliminary Prospectus and the International Prospectus. The unaudited pro forma condensed combined statements of operations included in the International Preliminary Prospectus on pages [•] and the International Prospectus on pages [•] comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. The unaudited pro forma condensed consolidated financial information in Annex I to the Preliminary International Prospectus and the International Prospectus does not need to comply with the applicable accounting requirements of Regulation S-X under the Act. The forward-looking statements contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the International Preliminary Prospectus and the International Prospectus reflect the Company’s good faith beliefs and/or estimates with respect to the matters described in such statements and are based upon (A) the Company’s analysis of such factors as it deemed relevant to such statements and (B) such assumptions as the Company deemed reasonable with respect to such statements.

(v)  Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body, or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the consummation of any of the transactions contemplated by the Global Underwriting Agreements or the Deposit Agreement or (ii) would reasonably be expected to have a Material Adverse Effect.

(w)  Assets. On or as of the Closing Date each of the Company and its Subsidiaries will own, lease, possess or otherwise have the right to all such assets as are necessary to the conduct of its operations presently conducted as described in the International Preliminary Prospectus and the International Prospectus.

(x)  Independent Accountants. KPMG LLP, Mancera, S.C., KPMG Cárdenas Dosal, S.C., BDO Seidman LLP and BDO Hernández Marrón y Cía., S.A., all of whom have audited certain financial statements of each of the Company and its consolidated Subsidiaries and delivered their report with respect to the financial statements included in the International Preliminary Prospectus and the International Prospectus as described under the caption “Experts” in the International Preliminary Prospectus and the International Prospectus, were the independent registered public accounting firms with respect to the Company and its direct and indirect subsidiaries or PAV Republic, Inc. and its direct and indirect subsidiaries, as applicable, within the meaning of the Act and the applicable published rules and regulations thereunder.

(y)  Tax Returns. Each of the Company and its Subsidiaries has filed all federal, state and local tax returns in the United States, Mexico, Canada or any other jurisdiction, as the case may be, that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto)), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as to which the Company has set aside adequate reserves in accordance with Mexican generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus.

(z)  No Labor Dispute. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus.

(aa)  Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; as of the Closing Date, all policies of insurance and fidelity or surety bonds insuring the Company and each of its Subsidiaries or its or their businesses, assets, employees, officers and directors will be in full force and effect; as of the Closing Date, the Company and each of its Subsidiaries will be in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; none of the Company or any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus.

(bb)  Permits. The Company and each of its Subsidiaries possess, or at the Closing Date will possess, all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses in the manner described in the Disclosure Package and the International Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the International Prospectus and except for (i) such Permits, that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Global Underwriting Agreements, the Mexican Underwriting Agreement and the Deposit Agreement, which (A) if not obtained on or prior to the Closing Date, would not, individually or in the aggregate, have a material adverse effect on the operation of the Company’s business and (B) are expected in the reasonable judgment of the Company to be obtained in the ordinary course of business subsequent to the consummation of the transactions, and (ii) those permits that if not obtained, would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus.

(cc)  Books and Records. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Mexican generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)  Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Shares.

(ee)  Disclosure Controls. The Company and each of its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ff)  Environmental Compliance. Except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto), the Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)  Effect of Environmental Laws. Each of the Company and its Subsidiaries has reviewed costs and liabilities associated with compliance of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus.

(hh)  Sarbanes-Oxley Act of 2002. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)  Employee Retirement Income Security Act of 1974. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, which is subject to such minimum funding standards, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code has been determined by the Internal Revenue Service to be so qualified and each of the Company and PAV Republic, Inc. and its Subsidiaries have fulfilled their respective obligations, if any, under Section 515 of ERISA; none of the Company nor any of its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company or any of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; none of the Company or any of its Subsidiaries has not incurred or could not reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(jj)  Foreign Corrupt Practices Act. None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)  Money Laundering Laws. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)  OFAC. None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company nor any of its Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)  Intellectual Property. As of the Closing Date, the Company and each of its Subsidiaries will own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s or any of its Subsidiaries' businesses as presently conducted, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect, and has no reason to believe that the conduct of its businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(nn)  Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Global Shares in the manner contemplated by the Global Underwriting Agreements, (B) the deposit with the Depositary of the Series B Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Global Underwriters of the Global Shares or the ADSs, as the case may be, as contemplated herein.

(oo)  Dividends and Distributions. All dividends and other distributions declared and payable on the Series B Shares under the current laws and regulations of Mexico and any political subdivisions thereof, will be paid in the lawful currency of Mexico and may be converted into foreign currency and may be freely transferred out of Mexico in accordance with the Deposit Agreement, and, except as set forth in the International Preliminary Prospectus and the International Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Mexico and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any governmental agency or body in Mexico.

(pp)  No Material Adverse Change. Since the date of the latest audited financial statements included in the Disclosure Package and the International Prospectus and other than as set forth in or contemplated by the Disclosure Package and the International Prospectus, (i) none of the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been, any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties or assets or prospects of the Company or any of its Subsidiaries, taken as a whole, and (iii) none of the Company nor any of its Subsidiaries has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, are material to the Company, or otherwise than as set forth or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(qq)  Prohibition on Dividends. Except as set forth in the Disclosure Package and the International Prospectus, neither the Company, nor any of its Subsidiaries, are prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(rr)  Statistical and Market Data. The statistical and market-related data included in the International Preliminary Prospectus and the International Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(ss)  Immunity. Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Mexico or any political subdivisions thereof.

(tt)  Enforceability of Deposit Agreement. The Deposit Agreement has been duly authorized, validly executed and delivered by the Company and The Bank of New York and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to (A) applicable concurso mercantil, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(uu)  Except as disclosed in the Registration Statement, the Disclosure Package and the International Prospectus, the Company does not have any material lending or other relationship with any entity, which to the knowledge of the Company, is a bank or lending affiliate of any Global Underwriter.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Representative in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[     ] per Share, the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [ ] Option Shares at the same purchase price per Share as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised only to cover over-allotments in the sale of the Global Underwritten Shares by the Global Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the International Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Shares.

3.  Delivery and Payment. Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [ ], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the

Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being called in this Underwriting Agreement the “Closing Date”). Delivery of Shares shall be made to Mexican Custodian in the case of the ADSs and to the Custodian of the Representative in the case of the Series B Shares against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option), certificates for the Option Shares through the facilities of Indeval, in the case of the Series B Shares, and through the facilities of DTC, in the case of the ADSs, in such names and denominations as the Representative shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

Delivery of Series B Shares and Option Shares on the Closing Date shall be made through the facilities of S.D. Indeval, S.A. de C.V., Instituto para el Depósito de Valores (“Indeval”), and delivery of ADSs shall be made through the facilities of DTC.

It is understood and agreed that the Closing Date shall occur simultaneously with the purchase and sale of the Mexican Underwritten Shares under the Mexican Underwriting Agreement, and that the settlement date for any Option Shares occurring after the Closing Date, shall occur simultaneously with the settlement date under the Mexican Underwriting Agreement for any Mexican Option Shares occurring after the Closing Date.

4.  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the International Prospectus.

5.  Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Preparation of International Prospectus, Registration Statement and ADR Registration Statement. The Company will use its best efforts to cause the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Global Shares, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Disclosure Package or the International Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for review by the Representative prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement or the ADR Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Disclosure Package or the International Prospectus is otherwise required under Rule 424(b), the Company will cause the Disclosure Package and the International Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Disclosure Package or the International Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Global Shares, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Disclosure Package or the International Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Global Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Disclosure Package. If, at any time prior to the filing of the Prospectuses pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Global Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) Selling Materials. The Company will furnish to the Representative and to each other Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each International Preliminary Prospectus, International Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(e) Qualification of Global Shares. The Company will arrange, if necessary, for the qualification of the Global Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Global Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f) Lock-Up Period; Lock-Up Letters. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the

Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Series B Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Series B Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, provided, however, that the Company may issue and sell Series B Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Series B Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(m) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(g) Compliance with Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(h) Price Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series B Shares or the ADSs.

(i) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each International Preliminary Prospectus, the International Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the deposit of the Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the ADR Registration Statement, each International

Preliminary Prospectus, the International Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Global Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Global Shares; (v) the registration of the Global Shares under the Exchange Act and the listing of the ADSs on the American Stock Exchange and the listing of the Series B Shares on the Mexican Stock Exchange; (vi) any registration or qualification of the Global Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Global Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of their obligations under the Global Underwriting Agreements. [In addition, the Company has agreed to pay or reimburse the Underwriters (to the extent incurred by them) for all ordinary expenses of the Underwriters, incurred in connection with the roadshow and printing of roadshow materials and all other ordinary out-of-pocket expenses of the Underwriters, excluding the fees and disbursements of their international and local legal counsel.]

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Global Shares in the manner specified in the International Preliminary Prospectus and the International Prospectus under the heading “Use of Proceeds.”

(k) Representative Consent to Free Writing Prospectus. The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Global Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each

Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Disclosure Package or the International Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Disclosure Package and the International Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); the ADR Registration shall be effective and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Thacher Proffitt & Wood LLP, United States counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form of Exhibit B hereto.

(c) The Company shall have requested and caused Mijares, Angoitia, Cortes y Fuentes, S.C., Mexican counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form of Exhibit C hereto.

(d) The Depositary shall have requested and caused Emmet, Marvin & Martin, LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, in the form of Exhibit D hereto.

(e) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP and Creel, García Cuellar y Müggenburg, S.C. counsel for the

Representative, such opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the ADR Registration Statement, the Disclosure Package and the International Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the principal executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the International Prospectus, any supplements to the Disclosure Package and the International Prospectus and this Underwriting Agreement and the Mexican Underwriting Agreement and that:

(i) the representations and warranties of the Company in this Underwriting Agreement and the Mexican Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) to the Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused the following audit firms to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in the forms attached as Exhibits E-1 through E-5 and otherwise covering such matters as the Representative requests.

(i) Mancera/Ernst & Young,

(ii) KPMG Cárdenas Dosal, S.C.,

(iii) BDO Seidman LLP,

(iv) BDO Hernández Marrón y Cía., S.A., and

(v) KPMG LLP.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the International Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the International Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Global Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement, the Disclosure Package and the International Prospectus (exclusive of any supplement thereto).

(i) The Deposit Agreement shall be in full force and effect.

(j) The Depositary shall have furnished or caused to be furnished to the Representative certificates satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l) The ADRs shall have been listed and admitted and authorized for trading on the American Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative. The Series B Shares shall have been listed and admitted and authorized for trading on the Mexican Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative.

(m) Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each of the shareholders identified in the tables entitled “Major Shareholders” in the International Prospectus and each officer and director of the Company addressed to the Representative.

(n) The delivery of the Mexican Shares pursuant to the Mexican Underwriting Agreement shall have occurred.

(o) The Company shall have, pursuant to Section 17 of the Underwriting Agreement, validly and irrevocably appointed CT Corporation System as its agent for the purposes described in such Section 17; and personal service of process effected on such agent in any manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company in any such action. For such purposes, the Underwriters shall have received an original instrument (escritura pública) issued by a notary public in Mexico, evidencing an irrevocable power of attorney granted by the Company in favor of CT Corporation System for the purposes referred to in Section 17 hereof, together with a letter from CT Corporation System accepting the appointment conferred on it by the Company.

(p) All approvals required under the laws of Mexico at the Closing Time shall have been obtained including, where applicable, the registration of the Global Shares with the Mexican National Registry of Securities, the approval of the public offering by the Mexican National Banking and Securities Commission, the listing and admittance and authorization for trading of the Global Shares by the Mexican Stock Exchange and the approval of certain special conditions in connection with the public offering in Mexico of the Mexican Shares from the Mexican Stock Exchange.

(q) Any Shares to be delivered in the form of Series B Shares shall have been deposited and credited prior to or at the time of closing to the account designated by the Representative with Indeval;

(r) Such other matters related thereto as the Representative may reasonably request shall have been addressed to the Representative’s satisfaction.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Representative, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Representative, at One Chase Manhattan Plaza, New York, New York 10005, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all customary out-of-pocket expenses (including reasonable fees and disbursements of counsel) actually incurred by them in connection with the proposed purchase and sale of the Shares.

8.  Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package, or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any International Preliminary Prospectus, the International Prospectus, the Mexican Preliminary Prospectus, the Mexican Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each of the Underwriters severally and not jointly agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Shares, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any International Preliminary Prospectus, the International Prospectus and any Issuer Free Writing Prospectus

constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any International Preliminary Prospectus, the International Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter under this Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

10.  Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s ADSs or Series B Shares shall have been suspended by the Commission or the American Stock Exchange or the Mexican Stock Exchange or trading in securities generally on the American Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or Mexican authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Global Shares as contemplated by the International Preliminary Prospectus or the International Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.  Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (fax no.:  (5233)

1057-5710) and confirmed to it at Calzada Lazaro Cardenas 601, Colonia La Nogalera, Guadalajara, Jalisco, Mexico 44440, attention of the Legal Department with a copy to Thacher Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281, attention: Marc M. Rossell, Esq.

13.  Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14.  No Fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

15.  Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. The parties hereto agree that any suit, action or proceeding against any other party hereto, the directors, officers, employees and agents of any such party, or by any person who controls any such party, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court or in the courts of Mexico, and expressly waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding and any right to which it may be entitled on account of place of residence or domicile. The Company has irrevocably appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

The provisions of this Section 17 shall survive any termination of this Underwriting Agreement, in whole or in part.

18.  Currency. Each reference in this Underwriting Agreement to Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.  Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20.  Taxes. The Company agrees to make all payments in respect of this Underwriting Agreement free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of Mexico or any political subdivision or taxing authority thereof or therein (all such duties, assessments, fees or other governmental charges being referred to as “Mexican Taxes”), unless such withholding or deduction is required by law. In that event, the Company will pay to the Representative, on behalf of the Underwriters, such additional amounts as may be necessary in order that every net payment made by the Company in respect of this Underwriting Agreement after deduction or withholding for or on account of any such present or future Mexican Taxes will not be less than the amount then due and payable in respect of this Underwriting Agreement.

21.  Waiver of Jury Trial. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.  Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

24.  Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico City, Mexico.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Indeval” shall mean S.D. Indeval, S.A. de C.V., Instituto para el Depósito de Valores.

“International Preliminary Prospectus” shall mean any preliminary prospectus which describes the Shares and the offering thereof, but which omits Rule 430A Information, and is used prior to filing of the International Prospectus.

“International Prospectus” shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Mexican Preliminary Prospectus” shall mean the preliminary prospectus approved for the offering by the Mexican National Banking and Securities Commission.

“Mexican Prospectus” shall mean the final prospectus approved for the offering by the Mexican National Banking and Securities Commission.

“New York Courts” shall mean the U.S. federal or State courts located in the State of New York, County of New York.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Representative” shall mean the addressee of this Underwriting Agreement.

“Rule 158”, “Rule 405”, Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Statutory Prospectus” shall mean the preliminary prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Execution Time, including any document that is incorporated by reference therein.

“Underlying Shares” shall mean the Series B Shares that will be represented by the ADSs.

“United States or Canadian Person” shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GRUPO SIMEC, S.A.B. de C.V.

By:
Name:
Title:

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other
several Underwriters
named in Schedule I to the foregoing
Agreement.